EXHIBIT 99.1

Franchise Group, Inc. Announces Second Quarter 2020 Financial Results

  Increases Guidance for 2020

ORLANDO, Fla., Aug. 05, 2020 (GLOBE NEWSWIRE) -- Franchise Group, Inc. (NASDAQ: FRG) (“Franchise Group” or the “Company”) today announced the results of its second quarter ended June 27, 2020.  For the second quarter of 2020, total reported revenue for Franchise Group was $512.6 million, GAAP Net Loss was $21.7 million or $0.62 per share, Proforma Adjusted EBITDA was $62.7 million and Non-GAAP EPS was $0.53 per share.  In calculating GAAP EPS, the Company utilized approximately 35 million weighted average fully diluted shares of common stock outstanding for the second quarter. In calculating Non-GAAP EPS and formulating guidance, the Company utilized approximately 40 million fully diluted shares of common stock outstanding which accounts for the recent underwritten public offering of 4.8 million shares.  The net proceeds from the follow-on offering closed after the end of the quarter and is not included in the end of quarter cash balance of $105.5 million.  Total outstanding debt at the end of the second quarter was $740.6 million.

During the second quarter of 2020, Franchise Group priced an approximate $106 million follow-on offering of common stock, reduced debt by $70.9 million and declared another quarterly dividend of $0.25 per share.  The Company’s business model was extremely resilient during the height of Covid-19 and was able to exceed its plan for the quarter due to strong revenue and continued achievement of operational efficiencies.

Brian Kahn, Franchise Group’s President and CEO stated, “Our businesses continued to benefit from the shift in consumer spending.  Our associates have maintained their dedication to our businesses and have again delivered robust financial results despite difficult circumstances.  Our performance through fiscal July, to begin the third quarter, continues to demonstrate resilience and is allowing us to further raise guidance for the full fiscal year.”

The Company has four reportable segments: American Freight; The Vitamin Shoppe; Liberty Tax and Buddy’s.  The following table summarizes revenue, net loss and proforma adjusted EBITDA by these segments.  A reconciliation of Proforma Adjusted EBITDA to the most comparable GAAP measure is included below.

	For the Three Months
	Ended June 27, 2020
		Proforma
		Adjusted	Net
	Revenue	EBITDA	Income/(Loss)

	(In thousands)
American Freight	$234,427	$40,384	$(6,747)
Vitamin Shoppe	237,735	16,292	(3,961)
Liberty Tax	15,073	(538)	(7,322)
Buddy's	25,392	7,037	1,522
Corporate	-	(452)	(5,434)
Total	$512,627	$62,723	$(21,942)
Net income (loss) attributable to non-controlling interest			269
Net income (loss) attributable to Franchise Group, Inc.			$(21,673)

Outlook (1)

For fiscal 2020, we believe we will exceed our previous guidance of $240 million of Proforma Adjusted EBITDA and $2.60 of Non-GAAP EPS and now expect Proforma Adjusted EBITDA to exceed $255 million and Non-GAAP EPS of over $2.70. Please note that our $2.70 of Non-GAAP EPS includes approximately $0.30 pro forma dilution from our recent follow-on offering and excludes any assumption for acquisitions, divestitures or refranchising activity.

(1)	The Company does not provide quantitative reconciliation of forward-looking, non-GAAP financial measures such as forecasted 2020 Proforma Adjusted EBITDA or non-GAAP EPS to the most directly comparable GAAP financial measure because it is difficult to reliably predict or estimate the relevant components without unreasonable effort due to future uncertainties that may potentially have significant impact on such calculations, and providing them may imply a degree of precision that would be confusing or potentially misleading. Proforma adjustments represent realized and unrealized synergies consistent with the Company’s credit agreement. Estimates exclude potential acquisitions, divestitures or refranchising activities.

Conference Call Information
Franchise Group will conduct a conference call on August 6th at 8:30 A.M. ET to discuss its business, review financial results for the second quarter of 2020 and provide an update on its expected outlook for the rest of 2020.  A real-time webcast of the conference call will be available on the Events page of Franchise Group’s website at www.franchisegrp.com. The conference call can also be accessed live via telephone at (800) 697-5978. The passcode is 6075494. Please dial in 5-10 minutes prior to the scheduled start time.

About Franchise Group, Inc.
Franchise Group, Inc. (NASDAQ: FRG) is an operator of franchised and franchisable businesses and uses its operating expertise to drive cost efficiencies and grow its brands.  Franchise Group’s business lines include Liberty Tax Service, Buddy’s Home Furnishings, American Freight and The Vitamin Shoppe.  On a combined basis, Franchise Group currently operates over 4,100 locations predominantly located in the U.S. and Canada that are either Company-run or operated pursuant to franchising agreements.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, projections, predictions, expectations, or beliefs about future events or results and are not statements of historical fact. Such statements may include statements regarding the Company’s results of operation and financial condition, performance during the COVID-19 pandemic, and its strategy and outlook for the remainder of fiscal 2020. Such forward-looking statements are based on various assumptions as of the time they are made, and are inherently subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are often accompanied by words that convey projected future events or outcomes such as “expect,” “believe,” “estimate,” “plan,” “project,” “anticipate,” “intend,” “will,” “may,” “view,” “opportunity,” “potential,” or words of similar meaning or other statements concerning opinions or judgment of the Company or its management about future events. Although the Company believes that its expectations with respect to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance, or achievements of the Company will not differ materially from any projected future results, performance or achievements expressed or implied by such forward-looking statements. Actual future results, performance or achievements may differ materially from historical results or those anticipated depending on a variety of factors, many of which are beyond the control of the Company.  We refer you to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Transition Report on Form 10-K/T for the transition period ended December 28, 2019, and comparable sections of the Company’s Quarterly Reports on Form 10-Q and other filings, which have been filed with the SEC and are available on the SEC’s website at www.sec.gov. All of the forward-looking statements made in this press release are expressly qualified by the cautionary statements contained or referred to herein. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on the Company or its business or operations. Readers are cautioned not to rely on the forward-looking statements contained in this press release. Forward-looking statements speak only as of the date they are made and the Company does not undertake any obligation to update, revise or clarify these forward-looking statements, whether as a result of new information, future events or otherwise.

FRANCHISE GROUP, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets

(In thousands, except share count and per share data)	June 27, 2020	December 28, 2019
Assets	(Unaudited)	(Audited)
Current assets:
Cash and cash equivalents	$105,473	$39,581
Current receivables, net	111,857	79,693
Inventories, net	315,078	300,312
Other current assets	24,298	20,267
Total current assets	556,706	439,853
Property, equipment, and software, net	152,520	150,147
Non-current receivables, net	15,105	18,638
Goodwill	468,088	134,301
Intangible assets, net	145,887	77,590
Operating lease right-of-use assets	529,891	462,610
Other non-current assets	15,434	15,406
Total assets	$1,883,631	$1,298,545
Liabilities and Stockholders Equity
Current liabilities:
Current installments of long-term obligations	$203,490	$218,384
Current operating lease liabilities	130,307	107,680
Accounts payable and accrued expenses	222,461	158,995
Other current liabilities	38,008	16,409
Total current liabilities	594,266	501,468
Long-term obligations, excluding current installments	537,148	245,236
Non-current operating lease liabilities	426,255	394,307
Other non-current liabilities	35,253	5,773
Total liabilities	1,592,922	1,146,784

Stockholders equity:
Common stock, $0.01 par value per share, 180,000,000 and 180,000,000 shares authorized, 35,185,710 and 18,250,225 shares issued and outstanding at June 27, 2020 and December 28, 2019, respectively	352	183
Preferred stock, $0.01 par value per share, 20,000,000 and 20,000,000 shares authorized, 0 and 1,886,667 shares issued and outstanding at June 27, 2020 and December 28, 2019, respectively	-	19
Additional paid-in capital	249,525	108,339
Accumulated other comprehensive loss, net of taxes	(2,103)	(1,538)
Retained earnings	42,935	18,388
Total equity attributable to Franchise Group, Inc.	290,709	125,391
Non-controlling interest	-	26,370
Total equity	290,709	151,761
Total liabilities and equity	$1,883,631	$1,298,545

FRANCHISE GROUP, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended		Six Months Ended
(In thousands, except share count and per share data)	June 27, 2020	June 30, 2019	June 27, 2020	June 30, 2019
Revenues:
Product	$466,709	$-	$940,214	$-
Service and other	28,742	23,820	131,383	119,658
Rental	17,176	-	33,596	-
Total revenues	512,627	23,820	1,105,193	119,658
Operating expenses:
Cost of revenue:
Product	277,582	-	565,400	-
Service and other	701	-	1,456	-
Rental	5,508	-	11,450	-
Total cost of revenue	283,791	-	578,306	-
Selling, general, and administrative expenses	217,264	29,482	469,476	70,447
Total operating expenses	501,055	29,482	1,047,782	70,447
Income (loss) from operations	11,572	(5,662)	57,411	49,211
Other expense:
Other	(6)	(106)	(4,064)	(99)
Interest expense, net	(31,626)	(415)	(57,378)	(1,470)
Income (loss) before income taxes	(20,060)	(6,183)	(4,031)	47,642
Income tax expense (benefit)	1,882	(928)	(43,987)	14,706
Net income (loss)	(21,942)	(5,255)	39,956	32,936
Less: Net (income) loss attributable to non-controlling interest	269	-	(2,090)	-
Net income (loss) attributable to Franchise Group, Inc.	$(21,673)	$(5,255)	$37,866	$32,936

Net income (loss) per share of common stock:
Basic	$(0.62)	$(0.37)	$1.30	$2.34
Diluted	(0.62)	(0.37)	1.29	2.33

Weighted-average shares outstanding:
Basic	34,972,364	14,062,766	29,173,172	14,059,279
Diluted	34,972,364	14,062,766	29,335,633	14,124,104

FRANCHISE GROUP, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Six Months Ended
(In thousands)	June 27, 2020	June 30, 2019
Operating Activities
Net income	$39,956	$32,936
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for doubtful accounts	3,403	4,770
Depreciation, amortization and impairment charges	33,792	7,772
Amortization of deferred financing costs	21,554	358
Loss (gain) on disposal of fixed assets	(166)	270
Stock-based compensation expense - equity awards	4,339	1,047
Loss (gain) on bargain purchases and sales of Company-owned offices	(1,258)	424
Equity in loss of affiliate	15	1
Deferred tax expense	7,739	742
Change in
Accounts, notes, and interest receivable	(1,784)	1,380
Income taxes receivable	(53,156)	13,341
Other assets	1,015	1,870
Accounts payable and accrued expenses	134	222
Inventory	84,434	-
Deferred revenue	8,938	(1,538)
Net cash provided by operating activities	148,955	63,595
Investing Activities
Issuance of operating loans to franchisees and ADs	(28,876)	(44,346)
Payments received on operating loans to franchisees and ADs	49,612	66,204
Purchases of Company-owned offices, AD rights, and acquired customer lists	(2,299)	(404)
Proceeds from sale of Company-owned offices and AD rights	989	22
Acquisition of business, net of cash acquired	(353,423)	-
Purchases of property, equipment, and software	(16,212)	(647)
Net cash provided by (used in) investing activities	(350,209)	20,829
Financing Activities
Proceeds from the exercise of stock options	187	153
Dividends paid	(10,406)	-
Non-controlling interest distribution	(4,716)	-
Repayment of other long-term obligations	(410,798)	(16,178)
Borrowings under revolving credit facility	142,000	93,874
Repayments under revolving credit facility	(112,760)	(161,128)
Issuance of common stock	92,082	-
Payment for debt issue costs	(14,604)	(2,260)
Issuance of debt	586,000	-
Cash paid for taxes on exercises/vesting of stock-based compensation	(73)	(21)
Net cash provided by (used in) financing activities	266,912	(85,560)
Effect of exchange rate changes on cash, net	(234)	131
Net increase (decrease) in cash equivalents and restricted cash	65,424	(1,005)
Cash, cash equivalents and restricted cash at beginning of period	45,146	3,981
Cash, cash equivalents and restricted cash at end of period	$110,570	$2,976
Supplemental Cash Flow Disclosure
Cash paid for taxes, net of refunds	$493	$70
Cash paid for interest	$26,857	$993
Accrued capital expenditures	$2,608	$-
Deferred financing costs from issuance of common stock	$31,013	$-
Tax receivable agreement included in other long-term liabilities	$17,156	$-

Non-GAAP Financial Measures and Key Metrics
This press release includes Adjusted EBITDA and non-GAAP earnings per share. Adjusted EBITDA represents net income before interest, income taxes, depreciation and amortization adjusted for certain non-core or non-operational items related to restructuring and related charges, early extinguishment of debt costs, litigation settlement costs, transaction-related costs, and fair value acquisition accounting adjustments related to inventory. Adjusted EBITDA is a financial measure not prepared in accordance with generally accepted accounting principles (“GAAP”). Management believes that Adjusted EBITDA is useful to investors as a supplemental measure in evaluating the aggregate performance of our operating businesses and in comparing our results from period to period because they exclude items that we do not believe are reflective of our core or ongoing operating results. Adjusted EBITDA is the measure that is used by our management, including our chief operating decision maker, to evaluate performance and make resource allocation decisions each period. Adjusted EBITDA is also the primary operating metric used in the determination of executive management's compensation. Adjusted EBITDA should not be considered in isolation or as a substitute for net income or other income statement information prepared in accordance with GAAP and our presentation of Adjusted EBITDA may not be comparable to similarly titled measures used by other companies.

Below is a reconciliation of management’s estimate of net income to estimated Proforma Adjusted EBITDA for the three months ended June 27, 2020. In the table below, we provide an estimated range of the items we exclude from our calculation of Proforma Adjusted EBITDA.

	For the Three Months Ended June 27, 2020
			American	Vitamin
	Buddy's	Liberty	Freight	Shoppe	Corporate	Total

	(In Thousands)
Net Income	$1,522	$(7,322)	$(6,747)	$(3,961)	$(5,165)	$(21,673)
Add back:
Interest Expense	3,816	3,749	20,715	3,347	-	31,626
Income Tax benefit	-	389	(1,545)	-	3,037	1,882
Depreciation, Amortization & Impairment	1,514	2,379	1,553	12,419	-	17,865
Total Adjustments	5,329	6,517	20,723	15,766	3,037	51,373
EBITDA	6,852	(805)	13,976	11,805	(2,128)	29,700
Adjustments to EBITDA:
Executive Severance and Related	-	-	573	90	-	663
Stock-Based Compensation	70	148	-	-	1,636	1,854
Shareholder Litigation	-	-	-	-	156	156
Corporate Compliance	-	4	-	-	-	4
Prepayment Penalty on Early Debt Extinguishment	-	-	-	-	-	-
Accrued Judgments & Settlements	-	115	2	-	-	117
Store Closures	62	-	-	195	-	257
Acquisition Costs	54	-	9,158	605	153	9,969
Inventory Fair Value Step-up Amortization	-	-	5,932	1,470	-	7,403
Total Adjustments to EBITDA	185	267	15,665	2,360	1,945	20,422
Adjusted EBITDA	7,037	(538)	29,641	14,165	(183)	50,122
Proforma Adjustments	-	-	10,743	2,127	(269)	12,601
Proforma Adjusted EBITDA	$7,037	$(538)	$40,384	$16,292	$(452)	$62,723

Investor Relations Contact:
Andrew F. Kaminsky
EVP & Chief Administrative Officer
Franchise Group, Inc.
akaminsky@franchisegrp.com
(914) 939-5161